EXHIBIT A


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
No. 33-52049 of Vulcan Materials Company on Form S-3 of our reports dated February 4, 1994, appearing in and incorporated by reference in the Annaul Report on Form 10-K of Vulcan Materials Company for the year ended December 31, 1993.


/s/ Deloitte & Touche
Birmingham, Alabama
March 30, 1994